                                  EXHIBIT 99

                      RATIOS OF EARNINGS TO FIXED CHARGES

                    WHIRLPOOL CORPORATION AND SUBSIDIARIES

                             (dollars in millions)

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
                                  Nine Months Ended
                                  September 30, 1997
                                  ------------------

Pretax earnings                        $(214.6)

Portion of rents representative
  of the interest factor                  13.0

Interest on indebtedness                 109.9

Amortization of debt expense
  and premium                              0.5
                                       -------

       Adjusted income                 $ (91.2)
                                       =======


Fixed charges

   Portion of rents representative
     of the interest factor            $  13.0

   Interest on indebtedness              109.9

   Amortization of debt expense
     and premium                           0.5
                                       -------

                                       $ 123.4
                                       =======

Ratio of earnings to
  fixed charges                          (0.74)
                                       =======


Ratio of earnings to
  fixed charges at
  September 30, 1996                      1.63
                                       =======
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